UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2013
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 22, 2013, Mansour Salame resigned as a member of the 8x8, Inc. (the "Company") board of directors and as a member of its Compensation Committee, Nominating Committee and Strategy Committee.

Appointment of New Director

Jaswinder Pal Singh was appointed as a member of the Company's board of directors to fill the vacancy created by Mr. Salame's resignation effective October 28, 2013. In connection with his appointment as a director, Mr. Singh has been granted an option to purchase 75,000 shares of the Company's common stock under the 2012 Equity Incentive Plan at the per share closing price reported on the NASDAQ Global Select Market on October 28, 2013. The option will vest over a four-year period, subject to Mr. Singh's continuing service to the Company. Mr. Singh will receive the annual compensation paid or awarded to non-employee directors commencing with his re-election to the board of directors at the Annual Meeting of Stockholders.

A copy of the press release announcing the resignation of Mr. Salame from the board of directors and the appointment of Mr. Singh as a director is attached as Exhibit 99.1 to this report and is incorporated by reference in partial response to this Item 5.02.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated October 28, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press release dated October 28, 2013

*    Also provided in PDF format as a courtesy.